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                                                                   EXHIBIT 10.18


                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                           DEEPWATER HOLDINGS, L.L.C.

                                   JUNE 1999

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                                TABLE OF CONTENTS

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DEFINITIONS.............................................................................2

ARTICLE I FORMATION.....................................................................7

ARTICLE II NAME.........................................................................7

ARTICLE III PURPOSE.....................................................................7

ARTICLE IV NAMES AND ADDRESSES OF MEMBERS AND PRINCIPAL OFFICE OF COMPANY...............7

ARTICLE V REGISTERED AGENT; REGISTERED OFFICE; ADDITIONAL OFFICES.......................8

ARTICLE VI TERM.........................................................................8

ARTICLE VII CAPITAL CONTRIBUTIONS; SHARING RATIOS; CAPITAL ACCOUNTS.....................8
         Section 7.1       Initial Capital Contributions................................8
         Section 7.2       Incremental Expansion Capital Contributions..................8
         Section 7.3       Subsequent Contributions.....................................9
         Section 7.4       Requests For Capital Contributions...........................9
         Section 7.5       Delinquent Member............................................9
         Section 7.6       Return of Capital Contributions.............................10
         Section 7.7       Capital Accounts............................................11
         Section 7.8       Adjustment of 704(b) Capital Accounts 704(b)................11
         Section 7.9       GAAP Capital Accounts and Financial Reporting...............11

ARTICLE VIII DISTRIBUTIONS.............................................................11
         Section 8.1       Distributions...............................................11

ARTICLE IX ALLOCATIONS OF INCOME, GAIN, LOSS, DEDUCTION AND CREDIT FOR TAX PURPOSES....12
         Section 9.1       General.....................................................12
         Section 9.2       [Intentionally omitted].....................................12
         Section 9.3       Income Tax Allocations......................................12
         Section 9.4       Allocations on Transfers....................................13
         Section 9.5       Reliance on Advisors........................................13
         Section 9.6       Tax Matters Member..........................................13

ARTICLE X BOOKS OF ACCOUNT, RECORDS, REPORTS AND TAX INFORMATION.......................14
         Section 10.1      Books and Records...........................................14
         Section 10.2      Financial Information.......................................14
         Section 10.3      Audits......................................................15


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
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         Section 10.4      Inspection of Facilities and Records........................15
         Section 10.5      Budgets.....................................................15

ARTICLE XI FISCAL YEAR.................................................................15

ARTICLE XII COMPANY FUNDS..............................................................16

ARTICLE XIII STATUS OF MEMBERS.........................................................16

ARTICLE XIV MANAGEMENT AND OPERATION OF BUSINESS.......................................16
         Section 14.1      Member Management...........................................16
         Section 14.2      Management Committee........................................16
         Section 14.3      Exculpation.................................................20
         Section 14.4      Indemnification.............................................21
         Section 14.5      Officers....................................................22
         Section 14.6      Management Committee Deadlocks..............................23
         Section 14.7      Initiation of Proceedings...................................24
         Section 14.8      Responses...................................................24
         Section 14.9      Selection of Arbitrators....................................24
         Section 14.10     Location....................................................25
         Section 14.11     Rules.......................................................25
         Section 14.12     Limitations on Arbitration..................................25
         Section 14.13     Effect of Award.............................................25
         Section 14.14     Company Administration......................................25

ARTICLE XV MANAGEMENT OF OPERATING SUBSIDIARIES........................................26
         Section 15.1      Operating Subsidiary Management Committees..................26

ARTICLE XVI DISPOSITIONS AND ENCUMBRANCES OF MEMBERSHIP INTERESTS......................26
         Section 16.1      Dispositions and Encumbrances of Membership Interests.......26
         Section 16.2      Permitted Dispositions and Encumbrances.....................27

ARTICLE XVII RESIGNATION, BANKRUPTCY, ETC..............................................27
         Section 17.1      Covenant Not to Withdraw....................................27
         Section 17.2      Affected Member.............................................27

ARTICLE XVIII DISSOLUTION OF THE COMPANY...............................................29

ARTICLE XIX WINDING UP AND TERMINATION OF THE COMPANY..................................29
         Section 19.1      Liquidator..................................................29
         Section 19.2      Reserves....................................................30
         Section 19.3      Liquidation Distributions...................................30
         Section 19.4      Accounting..................................................30
         Section 19.5      Only Recourse to Company Assets.............................30
         Section 19.6      Termination.................................................30
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
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ARTICLE XX NOTICES.....................................................................31

ARTICLE XXI AMENDMENT OF AGREEMENT.....................................................31

ARTICLE XXII REPRESENTATIONS, WARRANTIES AND COVENANTS.................................31

ARTICLE XXIII MISCELLANEOUS............................................................31
         Section 23.1      No Partition................................................31
         Section 23.2      Entire Agreement............................................31
         Section 23.3      Governing Law...............................................32
         Section 23.4      Binding Effect..............................................32
         Section 23.5      Context.....................................................32
         Section 23.6      Captions....................................................32
         Section 23.7      Effect of Invalid Provision.................................32
         Section 23.8      Counterpart Execution.......................................32
         Section 23.9      Laws and Regulatory Bodies..................................32
         Section 23.10     Business Opportunity........................................33
         Section 23.11     Entitlement to Certificates.................................33


EXHIBIT A: Sharing Ratios of the Members
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                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           DEEPWATER HOLDINGS, L.L.C.

         THIS LIMITED LIABILITY COMPANY AGREEMENT is made as of September 30,
1999, between and among AMERICAN NATURAL OFFSHORE COMPANY, a Delaware corporation ("American Offshore"), TEXAS OFFSHORE PIPELINE SYSTEM, INC., a
Delaware corporation ("TOPSI"), UNITEX OFFSHORE TRANSMISSION COMPANY, a Delaware corporation ("Unitex"), ANR WESTERN GULF HOLDINGS, L.L.C., a Delaware limited liability company ("ANR LLC" and, together with American Offshore, TOPSI, and Unitex, the "ANR Subs") and Leviathan Deepwater, L.L.C., a Delaware limited liability company ("Leviathan Deepwater").

         WHEREAS, ANR Pipeline Company, a Delaware corporation ("ANR") is the parent, directly or indirectly, of the ANR Subs and Leviathan Gas Pipeline
Partners, L.P., a Delaware limited partnership ("Leviathan"), is the parent of Leviathan Deepwater;

         WHEREAS, the ANR Subs, Stingray Holding, L.L.C., a Delaware limited liability company ("SHLLC"), Green Canyon Pipe Line Company, L.L.C., a Delaware limited liability company ("Green Canyon"), UTOS Holding, L.L.C., a Delaware limited liability company ("UTOS Holding"), Natoco, L.L.C., a Delaware limited liability company ("Natoco"), Transco Offshore Pipeline Company, L.L.C., a
Delaware limited liability company ("TOPC"), Transco Hydrocarbons Company,
L.L.C., a Delaware limited liability company ("THC"), Texam Offshore Gas
Transmission, L.L.C. ("TOGT," and collectively with UTOS Holding, Natoco, THC, and TOPC, the "LEV Subs") owned, collectively, all of the membership interests in Western Gulf Holdings, L.L.C., a Delaware limited liability company ("Western
Gulf"), Stingray Pipeline Company L.L.C., a Delaware limited liability company
("Stingray"), U-T Offshore System L.L.C., a Delaware limited liability company
("UTOS"), and West Cameron Dehydration Company L.L.C., a Delaware limited liability company ("WCDC," and together with Western Gulf, UTOS, Stingray and WCDC, the "Contributed Entities");

         WHEREAS, the ANR Subs, the LEV Subs, Green Canyon and SHLLC contributed all of their interests in the Contributed Entities to the Company;

         WHEREAS, immediately following the contribution, the LEV Subs merged with and into SHLLC, Green Canyon distributed its Membership Interest (herein defined) to Leviathan and Leviathan contributed this Membership Interest to SHLLC, and SHLLC changed its name to "Leviathan Deepwater, L.L.C.";

         WHEREAS, immediately following the merger of the LEV Subs, ANR LLC purchased a 9.66% membership interest in the Company from Leviathan Deepwater;
and

         WHEREAS, the Company will own and operate the Contributed Entities and any entities owned by the Contributed Entities.

         NOW, THEREFORE, in consideration of the premises and the mutual undertakings contained herein, the parties hereto hereby set forth the terms for the Company's Limited Liability Company Agreement as follows:



                                       1
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                                   DEFINITIONS

         The following definitions shall be Applicable to the terms set forth below as used in this Agreement:

         "704(b) Capital Account": A 704(b) Capital Account shall be established for each Member and shall initially be equal to the agreed upon fair market value of each Member's interest and shall be maintained in accordance with the requirements of Treasury Regulations under Section 704(b) of the Code.

         "AAA" means American Arbitration Association.

         "Act" means the Delaware Limited Liability Company Act, 6 Del. Code
Sections 18-101 et seq., as it may be amended from time to time, and any successor to said Act.

         "Administrative Agreement" has the meaning given that term in Section
14.14.

         "Administrator" means the Person selected by the Members, or by the Management Committee from time to time, in accordance with Section 14.14.

         "Affected Member" has the meaning given that term in Section 17.2.

         "Affiliate" means, with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such first Person, where "Control" (including its derivatives) means the power to direct management or policies, whether pursuant to the ownership of voting interest, by contract or otherwise; provided that the Company and its subsidiaries shall not be deemed to be an Affiliate of any Member or any of their respective Affiliates and vice versa.

         "Agreed Value" means, in the case of any contributions or distributions of property, the fair market value of such property net of any indebtedness or other liability either assumed or to which such property is subject, as such fair market value is determined by the Management Committee using such reasonable method of valuation as it may adopt.

         "Agreement" means this Limited Liability Company Agreement, as the same may be amended, modified or restated from time to time.

         "Alternate Representatives" have the meaning given such term in
Section 14.2(a).

         "American Offshore" has the meaning given that term in the preamble.

         "ANR" has the meaning given that term in the preamble.

         "ANR LLC" has the meaning given that term in the preamble.

         "ANR Subs" has the meaning given that term in the preamble.


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         "Bankrupt Member" means any Member with respect to which an event of the type described in Section 18-304 of the Act has occurred, subject to the lapsing of any period of time therein specified.

         "Built-In Gain" with respect to any Company property means (i) the excess of the Agreed Value of any Contributed Property over its adjusted basis for federal income tax purposes as of the time of contribution and (ii) in the case of any adjustment to the Carrying Value of any Company property subject to depreciation, cost recovery or amortization pursuant to Section 7.8 as a result of a contribution of cash for a Membership Interest, the Unrealized Gain with respect to such property.

         "Built-in Loss" with respect to any Company property means (i) the excess of its adjusted basis for federal income tax purposes of any Contributed
Property over its Agreed Value as of the time of contribution and (ii) in the case of any adjustment to the Carrying Value of any Company property subject to depreciation, cost recovery or amortization pursuant to Section 7.8 as a result of a contribution of cash for a Membership Interest, the Unrealized Loss with respect to such property.

         "Business Day" means any day other than a Saturday, Sunday or bank holiday in Texas.

         "Capital Accounts" means the 704(b) Capital Accounts, the GAAP Capital
Accounts and the Sharing Capital Accounts.

         "Capital Contributions" means the Agreed Value of any property and the amount of cash contributed to the Company.

         "Carrying Value" with respect to any Capital Contribution recording in a 704(b) Capital Account means the Agreed Value of such property reduced as of the time of determination by all book depreciation, cost recovery and amortization deductions charged to the 704(b) Capital Account with respect to such property and an appropriate amount to reflect any sales, retirements or other dispositions of assets included in such property and, with respect to any other Company property, the adjusted basis of such property for federal income tax purposes as of the time of determination. The Carrying Value shall be further adjusted as provided in Section 7.8.

         "Certificate" means the Certificate of Formation filed in the Office of the Secretary of State of the State of Delaware pursuant to the Act and any amendment or restatement thereof.

         "Certified Public Accountants" means such nationally recognized firm of independent public accountants as may be selected from time to time by the Management Committee.

         "Code" means the Internal Revenue Code of 1986, as amended and in effect on the effective date hereof and, to the extent applicable, as subsequently amended.

         "Company" means Deepwater Holdings, L.L.C., the limited liability company entered into and formed pursuant to this Agreement and the Act.

         "Contributed Entities" has the meaning given that term in the preamble.


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         "Contributed Property" means any Capital Contribution of property other than cash.

         "Contributing Member(s)" has the meaning given that term in Section
7.5(c).

         "Contribution Basis" has the meaning given that term in Section 7.9.

         "Control" (including its derivatives) has the meaning given such term in the definition of "Affiliate."

         "Default Interest Rate" means a floating rate per annum equal to the lesser of (i) two percent (2%) over the interest rate publicly quoted by Citibank N.A. from time to time as its prime commercial rate, with adjustments in such varying rate to be made on the same day as any change in the aforesaid rate or (ii) the maximum rate permitted under applicable law; provided that the Default Interest Rate shall never be less than two percent (2%) over the London
Inter Bank Offer Rate.

         "Delinquent Member" has the meaning given that term in Section 7.5.

         "Dispose," "Disposing" or "Disposition" means, with respect to a Membership Interest or any portion thereof, a sale, assignment, transfer, conveyance, gift, exchange or other disposition of such Membership Interest or portion thereof.

         "Disposing Member" means a Member desiring to Dispose of its Membership
Interest.

         "Distributable Cash" means, at the time of determination, all Company cash other than (i) reserves for working capital and (ii) other amounts that the Management Committee reasonably determines to be necessary for the proper operation of the Company's business and its winding up and liquidation.

         "East Breaks" means East Breaks Gathering Company, L.L.C., a Delaware limited liability company.

         "Encumber," "Encumbering" or "Encumbrance" means the creation of a security interest, lien, pledge, mortgage or other encumbrance, whether such encumbrance be voluntary, involuntary or by operation of law.

         "Excess" the meaning given that term in Section 7.9.

         "Formation Date" means the date the Company is formed as provided in
Article I.

         "GAAP Capital Account": A GAAP Capital Account shall be established for each Member based on the Initial Balances as determined pursuant to Section
7.1(b) hereof, and shall be maintained in accordance with generally accepted accounting principles, but giving effect to each Member's disproportionate depreciation, as provided in Section 7.9.

         "Green Canyon" has the meaning given that term in the preamble.


                                       4
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         "HIOS" means High Island Offshore System, L.L.C., a Delaware limited liability company.

         "Incremental Expansion Capital Contribution" has the meaning given in
Section 7.2.

         "Indemnitee" has the meaning given that term in Section 14.4.

         "Initial Balances" has the meaning given that term in Section 7.1(b).

         "Interest" has the meaning given that term in Section 17.2(a).

         "Initial Capital Contributions" has the meaning given that term in
Section 7.1(a).

         "Lending Member(s)" has the meaning given that term in Section 7.5(b).

         "LEV Subs" has the meaning given that term in the preamble.

         "Leviathan" has the meaning given that term in the preamble.

         "Leviathan Deepwater" has the meaning given that term in the preamble.

         "Liquidator" has the meaning given that term in Section 19.1.

         "LOC" means Leviathan Operating Company, L.L.C., a Delaware limited liability company.

         "Majority in Interests" means, subject to Section 14.2(a)(iii), Sharing
Ratios aggregating greater than 50% of all the Sharing Ratios of the Members whose Representatives are entitled to vote on a particular Management Committee matter.

         "Management Committee" has the meaning given that term in Section 14.1.

         "Members" means ANR Subs and Leviathan Deepwater or their respective successors and assigns and "Member" means any one of them.

         "Membership Interest" as to any Member means the entire ownership interest and rights of that Member in the Company, including, without limitation, the rights to vote and receive a proportional amount of any distributions.

         "Natoco" has the meaning given that term in the preamble.

         "Operating Subsidiary" means each of the Contributed Entities, HIOS and East Breaks and each other Person, if any, Controlled by and owned (directly or indirectly) more than 50% by the Company.

         "Other Members" has the meaning given that term in Section 17.2(a).

         "Person" means an individual, corporation, voluntary association, joint stock company, business trust, partnership, limited liability company or other entity.


                                       5
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         "Representatives" has the meaning given that term in Section 14.2(a).

         "Sharing Capital Account": A Sharing Capital Account shall be established for each Member and shall be equal to the product of (x) the sum of the Members' Initial Balances, times (y) each Members' Sharing Ratio and shall be maintained in accordance with generally accepted accounting principles without regard to the provisions of this Agreement dealing with each Member's disproportionate depreciation, as provided in Section 7.9.

         "Sharing Ratio" means the percentages set forth in Exhibit A, as adjusted from time to time as provided herein.

         "SHLLC" has the meaning given that term in the preamble.

         "Stingray" has the meaning given that term in the preamble.

         "Subsidiary Companies" has the meaning given that term in the preamble.

         "Subsidiary Management Committee" means the management committee of any Operating Subsidiary.

         "Subsidiary System" means the pipeline and related facilities owned by an Operating Subsidiary, and any other pipelines and related facilities constructed, purchased or otherwise acquired by an Operating Subsidiary in accordance with the constitutive documents of such Operating Subsidiary.

         "THC" has the meaning given that term in the preamble.

         "TMM" has the meaning given such term in Section 9.5.

         "TOGT" has the meaning given that term in the preamble.

         "TOPC" has the meaning given that term in the preamble.

         "TOPSI" has the meaning given that term in the preamble.

         "Unitex" has the meaning given that term in the preamble.

         "Unrealized Gain" attributable to Company property means, as of the date of determination, the excess of the fair market value of such property as of such date of determination over the Carrying Value of such property as of such date of determination.

         "Unrealized Loss" attributable to Company property means, as of the date of such determination, the excess of the Carrying Value of such property as of such date of determination over the fair market value of such property as of such date of determination.

         "UTOS" has the meaning given that term in the preamble.

         "UTOS Holding" has the meaning given that term in the preamble.


                                       6
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         "WCDC" has the meaning given that term in the preamble.

         "Western Gulf" has the meaning given that term in the preamble.

                                    ARTICLE I
                                    FORMATION

         The parties hereto form the Company as a limited liability company pursuant to the Act. The rights and liabilities of the Members shall be as provided in the Act, except as herein otherwise expressly provided. The
Membership Interests of any Member shall be personal property for all purposes.
On the request of the Management Committee, each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Agreement that are necessary to qualify, continue or terminate the Company as a limited liability company under the laws of the State of Delaware and to qualify the Company to do business in such other states and jurisdictions where such qualification is necessary or desirable.

                                   ARTICLE II
                                      NAME

         The name of the Company shall be, and the business of the Company shall be conducted under the name of, Deepwater Holdings, L.L.C. or such other name or names that comply with applicable law as the Management Committee may designate from time to time. The Management Committee shall take any action that it determines is required to comply with the Act, assumed name act, fictitious name act or similar statute in effect in each jurisdiction or political subdivision in which the Company proposes to do business and the Members agree to execute any documents requested by the Management Committee in connection with any such action.

                                   ARTICLE III
                                     PURPOSE

         The purposes of the Company are to own and operate the Operating
Subsidiaries, which own and operate the Subsidiary Systems, and to acquire, construct, own and operate (directly or through Operating Subsidiaries) any other natural gas pipeline and related assets in accordance with the terms of this Agreement. Except for activities related to such purposes, there are no other authorized business purposes of the Company. The Company shall not engage in any activity or conduct inconsistent with such purposes.

                                   ARTICLE IV
                       NAMES AND ADDRESSES OF MEMBERS AND
                           PRINCIPAL OFFICE OF COMPANY

         The names and mailing addresses of the Members are as set forth on the signature pages hereof. The location of the principal office of the Company where the books and records of the Company shall be kept shall be at such place as the Management Committee may from time to time determine. Notice of any change in such office shall be given to each Member.


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                                   ARTICLE V
                      REGISTERED AGENT; REGISTERED OFFICE;
                               ADDITIONAL OFFICES

         The name and address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust
Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust
Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The
Management Committee may change the registered agent or the registered office of the Company and may establish such additional offices of the Company as the Management Committee may, in its sole discretion, from time to time determine.

                                   ARTICLE VI
                                      TERM

         The term of the Company shall be from the date of filing of its Certificate in the Office of the Secretary of State of the State of Delaware, and shall be perpetual unless it is dissolved by an event described in Article
XVIII.

                                  ARTICLE VII
             CAPITAL CONTRIBUTIONS; SHARING RATIOS; CAPITAL ACCOUNTS

         SECTION 7.1 INITIAL CAPITAL CONTRIBUTIONS.

                  (a) Prior to the execution of this Agreement, the Members and certain of their Affiliates have contributed all of their respective rights and interest in the Contributed Entities to the Company, free and clear of all Encumbrances (the "Initial Capital Contributions").

                  (b) The Members shall agree, in good faith, on their initial balances in their GAAP Capital Accounts to be used for financial reporting purposes as discussed in Section 7.9 (each such amount being such Member's "Initial Balance") on or before November 30, 1999. The respective Sharing Ratios of the Members shall be as set forth in Exhibit A attached hereto and made a part hereof. Each Member shall execute an amendment to Exhibit A as soon as practicable following any change in Sharing Ratios pursuant to the provisions of this Agreement.

         SECTION 7.2 INCREMENTAL EXPANSION CAPITAL CONTRIBUTIONS. Upon written request to the Company by any Subsidiary Management Committee, in accordance with such Operating Subsidiary's limited liability company agreement, for a capital contribution to fund an incremental expansion of such Operating
Subsidiary's Subsidiary System, each Member shall contribute cash in amounts equal to its Sharing Ratio proportion of 100% of all amounts so requested (the
"Incremental Expansion Capital Contribution"). Such contributions shall be made as necessary to allow the applicable Operating Subsidiary to pay timely such obligations as they become due. The Management Committee shall send notice of such required Capital Contribution to the Members in accordance with Section
7.4.


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


         SECTION 7.3 SUBSEQUENT CONTRIBUTIONS. Unless unanimously agreed to by the Management Committee, no Member shall be required to make, or cause to be made, any Capital Contributions other than the Initial Capital Contributions as contemplated by Section 7.1 and the Incremental Expansion Capital Contributions as contemplated by Section 7.2.

         SECTION 7.4 REQUESTS FOR CAPITAL CONTRIBUTIONS. The Management
Committee shall issue or cause to be issued a written request for payment of each Capital Contribution to be made in accordance with Sections 7.1, 7.2 and 7.3, at such times as the Management Committee shall deem appropriate. Each written request issued pursuant to this Section 7.4 shall contain the following information:

                  (a) The amount of the Capital Contribution requested from each Member, such amount to be in accordance with the Member's Sharing
         Ratio;

                  (b) The purpose for which the Capital Contributions are to be applied in such reasonable detail as the Management Committee shall direct; and

                  (c) The date on which the Capital Contributions shall be made
         (which date shall not be less than 30 days following the date the request is given and shall reasonably approximate the date on which the Company expects to make the underlying payment) and the method of payment, such date and method to be the same for each of the Members.

         Each Member agrees to make payment of its respective Capital
         Contributions in accordance with the requests issued pursuant to this
         Section 7.4.

         SECTION 7.5 DELINQUENT MEMBER. If a Member does not contribute by the time required all or any portion of a Capital Contribution that Member is required to make as provided in this Agreement, the Company may exercise, on notice to that Member (the "Delinquent Member"), one or more of the following remedies:

                  (a) taking such action (including court proceedings) as the Management Committee may deem appropriate to obtain payment by the Delinquent Member of the portion of the Delinquent Member's Capital
         Contribution that is in default, together with interest on that amount at the Default Interest Rate from the date that the Capital
         Contribution was due until the date that it is made, all at the cost and expense of the Delinquent Member;

                  (b) notifying the other Members, any one or more of which (the
         "Lending Member(s)") may elect to advance the portion of the Delinquent
         Member's Capital Contribution that is in default, with the following results:

                           (i) The sum advanced shall constitute a loan from the
                  Lending Member(s) to the Delinquent Member and a Capital
                  Contribution of that sum to the Company by the Delinquent
                  Member under the applicable provisions of this Agreement;


                                       9

                           (ii) the principal balance of the loan and all
                  accrued unpaid interest is due and payable on the tenth day after written demand by the Lending Member(s) to the Delinquent Member;

                           (iii) the amount loaned shall bear interest at the
                  Default Interest Rate from the date that the advance is deemed made until the date that the loan, together with all interest accrued on it, is repaid to the Lending Member(s);

                           (iv) all distributions from the Company that
                  otherwise would be made to the Delinquent Member (whether before or after dissolution of the Company) instead shall be paid to the Lending Member(s) until the loan and all interest accrued on it have been paid in full to the Lending Member(s) (with payments being applied first to accrued and unpaid interest and then to principal), but all such payments to the Lending Member(s) shall be treated for all purposes of this Agreement as a distribution by the Company to the Delinquent Member and a payment by the Delinquent Member to the Lending Member(s); and

                           (v) the Lending Member(s) has the right, in addition
                  to the other rights and remedies granted to it under this Agreement or at law or in equity, to take any action (including court proceedings) that the Lending Member(s) may deem appropriate to obtain payment by the Delinquent Member of the loan and all accrued and unpaid interest on it, at the cost and expense of the Delinquent Member;

                  (c) permitting one or more of the other Members (the "Contributing Member(s)") to make the Delinquent Member's Capital Contribution that is in default in proportions agreed to by those Contributing Members, with the following results:

                           (i) the sum advanced shall constitute a Capital
                  Contribution of the Contributing Member(s);

                           (ii) the Delinquent Member's Membership Interest and
                  Sharing Ratio shall be reduced by the number of percentage points equal to the quotient (expressed as a percentage) derived by dividing (A) the amount of the Delinquent Member's Capital Contribution made by the Contributing Member(s) by (B) the sum of the Sharing Capital Accounts of all the Members (including the Capital Contribution being made by the Contributing Member(s)); and

                           (iii) any reduction in the Delinquent Member's
                  Membership Interest and Sharing Ratio shall be reallocated to the Contributing Member(s); or

                  (d) exercising any other rights and remedies available at law or in equity.

         SECTION 7.6 RETURN OF CAPITAL CONTRIBUTIONS. No Member shall be entitled to the return of any part of its Capital Contribution or to be paid interest in respect of either its Sharing Capital Account or any Capital Contribution made by such Member. No unrepaid Capital Contribution shall be deemed or considered to be a liability of the Company or any Member. No

Member shall be required to contribute or lend any cash or property to the Company to enable the Company to return any Member's Capital Contributions to the Member.

         SECTION 7.7 CAPITAL ACCOUNTS. All Capital Contributions shall be credited to the contributing Member's Capital Accounts.

         SECTION 7.8 ADJUSTMENT OF 704(B) CAPITAL ACCOUNTS. If any additional Membership Interests are to be issued in consideration for a contribution of property or cash or if any Company property is to be distributed in liquidation of the Company or a Membership Interest, the 704(b) Capital Accounts of the Members (and the amounts at which all Company properties are carried on its books and records) shall, immediately prior to such issuance or distribution, as the case may be, be adjusted (consistent with the provisions of section 704(b) of the Code and the Treasury Regulations promulgated thereunder) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to all Company properties (as if such Unrealized Gain or Unrealized Loss had been recognized upon actual sale of such properties upon a liquidation of the Company immediately prior to such issuance). If the Agreed Value of any property of the Company is properly reflected on the books of the Company at a value that differs from the adjusted tax basis of such property, this Section 7.8 shall be applied with reference to such value.

         SECTION 7.9 GAAP CAPITAL ACCOUNTS AND FINANCIAL REPORTING. For purposes of establishing and maintaining the GAAP Capital Accounts and for financial reporting purposes: (i) in connection with the capitalization of the Company, the Company will report the value of the interests of the respective Members in the Company based on the basis such Members had in their interests in Stingray, UTOS, WCDC and Western Gulf they contributed to the Company as of the date of contribution (for each Member, the "Contribution Basis"); (ii) such Contribution Basis will be (a) used to capitalize the Company and (b) the excess of the Contribution Basis over the underlying net book value of the fixed assets of each of Stingray, UTOS, WCDC and Western Gulf immediately prior to such contribution of such interest to the Company (the"Excess") will be depreciated in accordance with GAAP as determined by the Members; (iii) the depreciation of the Excess will be allocated pro rata to each Member based on such Member's respective Contribution Basis; (iv) if a Member Disposes of its Membership Interest, in whole or in part, the portion of such Member's Contribution Basis and related undepreciated Excess of the Membership Interest being Disposed of, will be allocated to the transferee for financial reporting purposes; and (v) if any portion of the property underlying such contributed interests is Disposed of by an Operating Subsidiary, the portion of the Members' Contribution Basis and the related undepreciated Excess, related to the property being Disposed of, will be used to allocate pro rata any accounting gain or loss to each Member.


                                  ARTICLE VIII
                                  DISTRIBUTIONS

         SECTION 8.1 DISTRIBUTIONS. Except as otherwise provided herein, Distributable Cash shall be distributed in such amounts and at such times as shall be determined by the Management Committee among all the Members simultaneously pro rata in accordance with their respective Sharing Ratios.

                                   ARTICLE IX
                          ALLOCATIONS OF INCOME, GAIN,
                   LOSS, DEDUCTION AND CREDIT FOR TAX PURPOSES

         SECTION 9.1 GENERAL. Except as otherwise provided herein or unless another allocation is required by Treasury Regulations issued under Section 704(b) of the Code (including, but not limited to, the qualified income offset specified in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)), for purposes of maintaining the 704(b) Capital Accounts, all items of Company income, gain, loss, deduction and credit shall be allocated among the Members pro rata in accordance with their Sharing Ratios in effect for the period during which such items accrue. For purposes of computing the amount of each item of income, gain, deduction or loss, the determination, recognition and classification of such item shall be the same as its determination, recognition and classification for federal income tax purposes, provided that:

                  (a) Any deductions for depreciation, cost recovery or amortization attributable to any Company property shall be determined as if the adjusted basis of such property were equal to the Carrying Value of such property. Upon an adjustment to the Carrying Value of any Company property subject to depreciation, cost recovery or amortization pursuant to Section 7.8, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment.

                  (b) Any income, gain or loss attributable to the taxable disposition of any Company property shall be determined by the Company as if the adjusted basis of such property as of such date of disposition were equal in amount to the Carrying Value of such property as of such date.

                  (c) Computation of all items of income, gain, loss and deduction shall be made without regard to any election under section 754 of the Code that may be made by the Company and, as to those items described in the section 705(a)(1)(B) or section 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for federal income tax purposes.

         SECTION 9.2 [INTENTIONALLY OMITTED].

         SECTION 9.3 INCOME TAX ALLOCATIONS.

                  (a) The Company shall, except to the extent such item is subject to allocation pursuant to subsection (b) below, allocate each item of income, gain, loss, deduction and credit, as determined for federal and other income tax purposes, in the same manner as such item was allocated for purposes of maintaining the 704(b) Capital Accounts.

                  (b) The Company, for federal and other income tax purposes, shall, in the case of Contributed Properties, allocate items of income, gain, loss, depreciation and cost recovery deductions attributable to those properties with a Built-In Gain or Built-In Loss pursuant to section 704(c) of the Code under a method described in Treas. Reg.
         Section 1.704-3.

         Similar allocations shall be made in the event that the Carrying Value of Company properties subject to depreciation, cost recovery or amortization are adjusted pursuant to Section 7.8 upon the issuance of Membership Interests for cash. If an existing Member acquires additional Membership Interests, such allocations shall apply only to the extent of his or its additional Interests. No allocation under section 704(c) of the Code shall be charged or credited to a Member's Capital Accounts.

         SECTION 9.4 ALLOCATIONS ON TRANSFERS. Unless otherwise agreed in writing by a transferor and transferee of a Membership Interest herein, income, gain, loss, deduction or credit attributable to any Membership Interest that has been transferred shall be allocated between the transferor and the transferee using an acceptable method as provided under section 706 of the Code and related Treasury Regulations.

         SECTION 9.5 RELIANCE ON ADVISORS. The Management Committee may rely upon, and shall have no liability to the Members or the Company if they do rely upon, the written opinion of tax counsel or accountants retained by the Company from time to time with respect to all matters (including disputes with respect thereto) relating to computations and determinations required to be made under this Article IX or other provisions of this Agreement.

         SECTION 9.6 TAX MATTERS MEMBER.

                  (a) Leviathan Deepwater, as a Member Manager (as defined in Treasury Regulation Section 301.6231(a)(7)-1) is designated as the tax matters member ("TMM"), which shall have the same meaning as "tax matters partner" (as defined in section 6231(a)(7) of the Code). The TMM and the Members shall use their best efforts to comply with responsibilities outlined in this Section 9.6 and in sections 6222 through 6232 of the Code (including any Treasury Regulations promulgated thereunder) and in doing so shall incur no liability to any other Member, except in the case of a failure by the TMM for any reason to make and include in the appropriate tax return a timely and effective election under Internal Revenue Code Section 754.

                  (b) The TMM shall not make any material federal income tax elections or material tax policy decisions affecting the Company, unless it has received the prior unanimous consent of the Management Committee.

                  (c) All tax returns and reports of the Company shall be prepared or caused to be prepared under the direction of the TMM. As early as reasonably possible prior to its filing of the Company's federal and state income tax returns, but in no event less than ten
         (10) business days prior to the filing, the TMM will provide the other Members with a pro forma copy of such returns and will provide the other Members with reasonable opportunity to consult with and/or advise the TMM with respect to all positions intended to be reflected. Such returns must be reviewed and approved unanimously by the Management Committee.

                  (d) If any Member intends to file a notice of inconsistent treatment under section 6222(b) of the Code, such Member shall, prior to the filing of such notice, notify the TMM of such intent and the manner in which the Member's intended treatment of a

         Company item is (or may be) inconsistent with the treatment of that item by the Company.

                  (e) No Member other than the TMM shall file a request pursuant to section 6227 of the Code for an administrative adjustment of Company items for any Company taxable year.

                  (f) No Member other than the TMM shall file a petition under Code sections 6226, 6228 or other Code sections with respect to any Company item or other tax matters involving the Company. In the case where the TMM files such petition, it shall determine the forum in which such petition will be filed.

                                   ARTICLE X
             BOOKS OF ACCOUNT, RECORDS, REPORTS AND TAX INFORMATION

         SECTION 10.1 BOOKS AND RECORDS. Proper and complete records and books of account (including those required by the Act) shall be kept by the Company in which shall be entered all transactions and other matters relative to the Company's business as are usually entered into records and books of account maintained by persons engaged in businesses of like character. The Company books and records shall be maintained in accordance with generally accepted accounting principles, and, to the extent applicable, the Uniform System of Accounts of the FERC as from time to time applicable to a Class A "natural gas company" under the Natural Gas Act, and shall be kept on the accrual basis. The Company books and records shall be audited by the Certified Public Accountants at the end of each fiscal year. The Company shall, and shall cause each of the Operating Subsidiaries to, at all times make its books and records available at the principal office of the Company or the Operating Subsidiary and shall be open to the reasonable inspection and examination by the Members or their duly authorized representatives during the business hours of the Company or the Operating Subsidiary for any purpose reasonably related to the interest of such Member as owner of the Company.

         SECTION 10.2 FINANCIAL INFORMATION.

                  (a) Annual Financial Statements. The Management Committee shall cause to be prepared and delivered to the Members:

                           (1) No later than ninety (90) days following the end
                  of each of the Company's fiscal years, a profit and loss statement and a statement of cash flows for such fiscal year and a balance sheet and a statement of the GAAP Capital Accounts as of the end of such fiscal year, together with a report thereon of the Certified Public Accountants;

                           (2) No later than ninety (90) days following the end
                  of each of the Company's fiscal years, such federal, state and local income tax information and such other accounting and tax information as shall be necessary for the preparation by the Members of their respective income tax returns for such fiscal year;

                           (3) When such returns become available, copies of all
                  federal, state and local income tax returns or information returns, if any, which the Company is required to file; and

                           (4) As soon as practicable following receipt by the
                  Company thereof, financial statements or reports from an Operating Subsidiary.

                  (b) Interim Financial Statements. No later than thirty (30) days after the end of each calendar month, the Management Committee shall cause to be prepared and delivered to the Members, together with an appropriate certificate of the person authorized to prepare the same:

                           (1) A profit and loss statement and statement of cash
                  flows for such month (including sufficient information to permit each Member to calculate its tax accruals), for the portion of the fiscal year then ended, and for the 12-month period then ended;

                           (2) A balance sheet and a statement of the GAAP
                  Capital Accounts as of the end of such month; and

                           (3) A statement comparing the actual financial status
                  and results of the Company as of the end of or for such month and the portion of the fiscal year then ended with the budgeted or forecasted status and results as of the end of or for such respective periods.

         SECTION 10.3 AUDITS. The Company shall have the Company's financial statements and books of account audited at the end of each fiscal year by the Certified Public Accountants.

         SECTION 10.4 INSPECTION OF FACILITIES AND RECORDS. Each Member shall have the right at all reasonable times during usual business hours to inspect the facilities of the Company and of the Operating Subsidiaries and to examine and make copies of the books of account and other records of the Company and the Operating Subsidiaries. Such right may be exercised through any agent or employee of the Member designated in writing by it or by an independent public accountant or attorney so designated. The Member making the request shall bear all expenses incurred in any inspection or examination made at such Member's behest.

         SECTION 10.5 BUDGETS. The Company shall cause to be prepared and delivered to each Member such budgets, cash flow projections and other financial reports and forecasts with respect to the Company and the Operating Subsidiaries as from time to time may be reasonably requested by any Member.

                                   ARTICLE XI
                                   FISCAL YEAR

         The fiscal year of the Company shall end on the thirty-first (31st) day of December in each year.

                                   ARTICLE XII
                                  COMPANY FUNDS

         The funds of the Company shall be deposited in such bank account or accounts, or invested in such interest-bearing or non-interest-bearing accounts, as shall be designated by the Management Committee. All withdrawals from any such bank accounts shall be made by the Management Committee or the Administrator or as otherwise duly authorized by the Management Committee. Without the prior unanimous consent of the Management Committee, Company funds shall not be commingled with those of any other Person.

                                  ARTICLE XIII
                                STATUS OF MEMBERS

         Except as provided in the Act or as expressly provided in a separate written agreement signed by the relevant Member, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or acting as a member of the Management Committee or as a member of the management committee of an Operating Subsidiary.

                                  ARTICLE XIV
                      MANAGEMENT AND OPERATION OF BUSINESS

         SECTION 14.1 MEMBER MANAGEMENT. The management of the Company is fully vested in the Members, acting exclusively in their membership capacities. To facilitate the orderly and efficient management of the Company, the Members shall act collectively as a "committee of the whole" (named the Management Committee) pursuant to Section 14.2. The Company will not have "managers," as that term is used in the Act, it being understood that the Representatives and Alternate Representatives do not constitute "managers."

         SECTION 14.2 MANAGEMENT COMMITTEE. The Members shall act collectively through meetings as a "committee of the whole," which is hereby named the "Management Committee." Decisions or actions taken by the Management Committee in accordance with the provisions of this Agreement shall constitute decisions or actions by the Company and shall be binding on each Member of the Company. The Management Committee shall conduct its affairs in accordance with the following provisions and the other provisions of this Agreement:

                  (a) Organization of Management Committee:

                           (i) The Management Committee shall be composed of one
                  representative for each Member.

                           (ii) Each Member shall appoint one individual to
                  represent it on the Management Committee (individually, such Member's "Representative" and collectively, such Members' "Representatives"). Any individual may serve as the Representative of more than one Member. Each Member shall also appoint one or more individuals ("Alternate Representatives") with the power of substitution and authority to act in place of its Representatives in case of the unavailability thereof. Each Representative and Alternate Representative shall be an officer or agent of the Member appointing him or her and shall be duly authorized to act on behalf of and to bind the appointing Member. Each Member reserves the right to remove any one or more of its Representatives or Alternate Representatives, as the case may be, and to appoint successors and substitutes therefor, from time to time, and any such change shall be effective upon such Member's delivering a written notice of such change to the Company.

                           (iii) Notwithstanding the number of Representatives
                  and Alternate Representatives, each Member shall have the right to vote its Sharing Ratio on all matters to be decided by the Management Committee. If any Member becomes a Delinquent Member and the Delinquent Member's delinquent Capital Contribution has not otherwise been paid pursuant to
                  Section 7.5(c), then for voting purposes, unless and until the Capital Contribution as to which the Delinquent Member is delinquent is paid by such Member, (i) the Sharing Ratio of such Member shall be deemed to be reduced in the same manner as provided in Section 7.5(c)(iii) as if the other Members shall have made the delinquent Capital Contribution of the Delinquent Member and (ii) such reduction in the Sharing Ratio of the Delinquent Member shall be apportioned among the other Members in proportion to their respective Sharing Ratios. Voting may occur by voice vote at a meeting of the Management Committee or by written consent.

                           (iv) Unanimous approval, vote or consent of the
                  Management Committee shall mean the approval, vote or consent of all of the Sharing Ratios.

                           (v) If any Member shall have breached or violated any
                  material covenant, condition, representation or warranty contained in this Agreement, other than a breach or violation to which the provisions of Section 7.5 apply, then the Management Committee shall send, or cause to be sent, notice to such Member describing the alleged breach or violation, referring in such notice to the relevant Section of this Agreement and stating the consequences of continued breach or violation of such Section. If such Member does not remedy the breach or violation within the earlier of (A) a reasonable time or (B) 30 days of receipt of the Notice, the Majority in Interest (based on Sharing Ratios) of the remaining Members may vote (A) to exclude such breaching or violating Member and its Representative and Alternate Representative(s) from participation in the Management Committee and (B) to apportion such breaching Member's Sharing Ratio for voting purposes to the other Members; in the case of (A) and (B), only so long as such breach or violation continues.

                  (b) Management Committee Consents: Except as otherwise expressly required in this Agreement, any action of the Management Committee shall require the affirmative vote of a Majority in Interest. Notwithstanding any other provision of this Agreement, the following actions require the unanimous consent, subject to the provisions of
         Section 14.2(a)(v), of the Management Committee:

                           (i) Adoption of any rules and procedures of the
                  Management Committee in addition to those set forth in this Agreement and amendments or supplements thereto concerning the conduct of the affairs of the Management Committee of the Company;

                           (ii) The sale, transfer or other disposition of an
                  Operating Subsidiary or of all or substantially all of the assets, whether in one transaction or a series of transactions, of an Operating Subsidiary;

                           (iii) Engaging in any business other than the
                  ownership of the Operating Subsidiaries or authorizing an Operating Subsidiary to engage in any business other than the acquisition, construction, ownership, operation, repair, maintenance, alteration and/or expansion of any Subsidiary System;

                           (iv) The formation of any Operating Subsidiary other
                  than those Operating Subsidiaries formed on or prior to the Formation Date, including, but not limited to, the terms and provisions of the formation documents for such entity and any amendments thereto;

                           (v) Any expansion or extension of any Subsidiary
                  System other than as permitted pursuant to Section 7.2;

                           (vi) Except for purposes of winding up the affairs of
                  the Company following a dissolution, the sale, lease, mortgage, pledge or other transfer of all or substantially all of the Company's assets;

                           (vii) Approval of the form and content of any
                  short-term or long-term financing commitment and any fee arrangement related thereto;

                           (viii) Approval of all tax policy matters, tax
                  elections, and all federal and state income and franchise tax returns of the Company; and

                           (ix) Any other act described in this Agreement or the
                  Act as requiring the unanimous consent of the Management Committee or the Members, including, without limitation, those acts set forth in Sections 7.3 and Articles XVIII and XXI.

                  (c) Meetings of the Management Committee:

                           (i) Regular meetings of the Management Committee
                  shall be held (at least every four months) on such dates, at such times and at such locations as the members of such committee shall from time to time determine, taking into account the convenience of all parties. Notice of any special meeting shall include a statement of the matters proposed to be considered at such meeting and shall be given to all participants by the Person calling the meeting, under normal circumstances at least 10 Business Days prior to the meeting, although shorter notice of a meeting (but not less than 24 hours) may be given if the circumstances of urgency so require. All notices of Management Committee meetings shall be given either in writing, or by telephone if immediately followed by written confirmation. Each Member agrees to use reasonable efforts to cause at least one of its Representatives or an Alternate Representative to participate, in the manner provided for herein, in all Management Committee meetings. No Management Committee meeting shall be held unless a Representative or Alternate Representative of each Member participates in such meeting; provided, that if a duly scheduled meeting is rescheduled due to the refusal or failure of the Representative or any Alternate Representatives of one or more Members to attend the meeting, then at the rescheduled meeting, if there is a recurrence of the absence of the Representative or any of the Alternate Representatives of any such Member, the voting rights of such Member with respect to matters addressed at such meeting(s) shall be apportioned (based on Sharing Ratios) for voting purposes to, and all decisions shall be made by, the Representatives or Alternate Representatives of the other Members attending the meeting.

                           (ii) Representatives and Alternate Representatives
                  may participate in any Management Committee meeting by means of telephone conference call or similar communications equipment so long as all Persons participating in the meeting can hear each other simultaneously. Except as otherwise provided by applicable laws, any action required or permitted to be taken at any meeting of the Management Committee may be taken without a meeting, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Representatives of not less than the minimum of the Membership interests or Sharing Ratios that would be necessary to take such action at a meeting at which the Representatives of all the Members were present and voted.

                           (iii) The Management Committee shall appoint a
                  Chairman who shall preside at all Management Committee meetings. The office of Chairman shall be alternated each Calendar Year between (A) a Representative appointed by one of the ANR Subs and (B) a Representative appointed by Leviathan Deepwater, and vice versa.

                  (d) Sub-Committees:

                           (i) The Management Committee shall establish the
                  following Sub-Committees namely, the Finance Sub-Committee, the Legal Sub-Committee and the Insurance Sub-Committee; and each of such Sub-Committees shall continue until the Management Committee unanimously approves the discontinuance of such Sub-Committee. The Management Committee may also establish such additional Sub-Committees from time to time as it may determine, with such duties as the Management Committee may prescribe.

                           (ii) Each Sub-Committee shall have one representative
                  representing each Member, provided that a representative on the Sub-Committee may represent more than one Member. Each representative so appointed shall serve until his successor shall be duly appointed or until his death, ineligibility to serve, resignation or removal by the Member which appointed him.

                           (iii) The Finance Sub-Committee shall in addition to
                  any other duties designated by the Management Committee submit to the Management Committee its recommendations as to (A) all proposed Company financings, (B) the depositing and investment of Company funds, (C) accounting, auditing, budgets, financial forecasting and reporting and related matters and (D) selection of the Certified Public Accountants.

                           (iv) The Legal Sub-Committee shall in addition to any
                  other duties designated by the Management Committee submit to the Management Committee its recommendations as to (A) legal, regulatory and related matters and (B) selection of outside counsel.

                           (v) The Insurance Sub-Committee shall in addition to
                  any other duties designated by the Management Committee submit to the Management Committee its recommendations as to insurance and other risk management matters.

                           (vi) The recommendations of Sub-Committees shall not
                  be considered as an act or authorization of the Management Committee or the Company and, unless expressly authorized by the Management Committee, Sub-Committees shall only have the authority to make recommendations to the Management Committee for its consideration and shall have no authority to deal with any Person other than the Company, the Members and the Administrator. The failure on the part of any Sub-Committee to make a recommendation with respect to any matters shall not limit the power and authority of the Management Committee or the officials of the Company (acting within the scope of their authority) to take action with respect to such matters nor shall any such failure limit the authority of the Administrator to take action with respect to such matter in the name and on behalf of the Company in accordance with the service agreement between the Administrator and the Company and any appropriate directions of the Management Committee.

                  (e) No Individual Actions: A Member may not bind the Company without the prior written authorization of the Management Committee.

                  (f) Business Development and Marketing. During the fourth calendar quarter of each calendar year, the Management Committee will develop and agree upon a marketing and business development plan for the Company and each of the Operating Subsidiaries for the upcoming calendar year.

         SECTION 14.3 EXCULPATION. NEITHER THE MANAGEMENT COMMITTEE, THE MEMBERS, THEIR RESPECTIVE AFFILIATES, NOR ANY OWNER, OFFICER, DIRECTOR, SHAREHOLDER, PARTNER, EMPLOYEE OR AGENT OR OTHER REPRESENTATIVE OF THE MEMBERS OR THEIR RESPECTIVE AFFILIATES, SHALL BE LIABLE, RESPONSIBLE OR ACCOUNTABLE IN DAMAGES OR OTHERWISE TO

THE COMPANY OR ANY MEMBER FOR ANY ACTION TAKEN OR FAILURE TO ACT (EVEN IF SUCH ACTION OR FAILURE TO ACT CONSTITUTED THE NEGLIGENCE OF A PERSON) ON BEHALF OF THE COMPANY WITHIN THE SCOPE OF THE AUTHORITY CONFERRED ON THE PERSON DESCRIBED IN THIS AGREEMENT OR BY LAW UNLESS SUCH ACT OR OMISSION WAS PERFORMED OR OMITTED FRAUDULENTLY OR CONSTITUTED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. TO THE EXTENT THAT, AT LAW OR IN EQUITY, THE MANAGEMENT COMMITTEE, THE MEMBERS, THEIR RESPECTIVE AFFILIATES, OR ANY OWNER, OFFICER, DIRECTOR, SHAREHOLDER, PARTNER, EMPLOYEE OR AGENT OR OTHER REPRESENTATIVE THEREOF HAVE DUTIES (INCLUDING FIDUCIARY DUTIES) AND LIABILTIES RELATING TO THE COMPANY OR TO ANOTHER MEMBER, THE MANAGEMENT COMMITTEE, THE MEMBERS, THEIR RESPECTIVE AFFILIATES, OR ANY OWNER, OFFICER, DIRECTOR, SHAREHOLDER, PARTNER, EMPLOYEE OR AGENT OR OTHER REPRESENTATIVE THEREOF ACTING UNDER THIS AGREEMENT SHALL NOT BE LIABLE TO THE COMPANY OR TO ANY OTHER MEMBER OR ITS AFFILIATES FOR THEIR RELIANCE ON THE PROVISIONS OF THIS AGREEMENT. THE PROVISIONS OF THIS AGREEMENT, TO THE EXTENT THAT THEY EXPAND OR RESTRICT THE DUTIES AND LIABILITIES OF THE MANAGEMENT COMMITTEE, THE MEMBERS, THEIR RESPECTIVE AFFILIATES, OR ANY OWNER, OFFICER, DIRECTOR, SHAREHOLDER, PARTNER, EMPLOYEE OR AGENT OR OTHER REPRESENTATIVE THEREOF OTHERWISE EXISTING AT LAW OR IN EQUIT), ARE AGREED BY THE MEMBERS TO REPLACE SUCH OTHER DUTIES AND LIABILITIES OF THE MANAGEMENT COMMITTEE, THE MEMBERS, THEIR RESPECTIVE AFFILIATES, OR ANY OWNER, OFFICER, DIRECTOR, SHAREHOLDER, PARTNER, EMPLOYEE OR AGENT OR OTHER REPRESENTATIVE THEREOF.

         SECTION 14.4 INDEMNIFICATION.

                  (a) TO THE FULLEST EXTENT PERMITTED BY LAW, THE MANAGEMENT COMMITTEE, THE MEMBERS, THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE OWNERS, OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, EMPLOYEES AND AGENTS OR ANY PERSON PERFORMING A SIMILAR FUNCTION (INDIVIDUALLY, AN "INDEMNITEE") SHALL BE RELEASED, INDEMNIFIED AND HELD HARMLESS BY THE COMPANY FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, DAMAGES, JUDGMENTS, LIABILITIES, OBLIGATION, PENALTIES, SETTLEMENTS AND REASONABLE EXPENSES (INCLUDING REASONABLE LEGAL FEES) ARISING FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS, SUITS OR PROCEEDINGS, CIVIL, CRIMINAL, ADMINISTRATIVE OR INVESTIGATIVE, IN WHICH THE INDEMNITEE MAY BE INVOLVED, OR THREATENED TO BE INVOLVED, AS A PARTY OR OTHERWISE, BY REASON OF ITS STATUS AS (X) A MEMBER OF THE MANAGEMENT COMMITTEE, A MEMBER OR AN AFFILIATE THEREOF, OR (Y) AN OWNER, OFFICER, DIRECTOR, SHAREHOLDER, PARTNER, EMPLOYEE OR AGENT OR OTHER REPRESENTATIVE OF A MEMBER OR AN AFFILIATE THEREOF, REGARDLESS OF WHETHER THE INDEMNITEE CONTINUES TO BE A MEMBER OF THE MANAGEMENT COMMITTEE, A MEMBER OR AN

         AFFILIATE THEREOF OR AN OWNER, OFFICER, DIRECTOR, SHAREHOLDER, PARTNER, EMPLOYEE OR AGENT OR OTHER REPRESENTATIVE OF A MEMBER OR AN AFFILIATE THEREOF AT THE TIME ANY SUCH LIABILITY OR EXPENSE IS PAID OR INCURRED, UNLESS THE ACT OR FAILURE TO ACT GIVING RISE TO INDEMNITY HEREUNDER WAS PERFORMED OR OMITTED FRAUDULENTLY OR CONSTITUTED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                  (b) The Company may purchase and maintain insurance on behalf of the Management Committee and such other Persons as the Management Committee shall determine against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Company's activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

                  (c) Expenses incurred by any Indemnitee in defending any claim with respect to which such Indemnitee may be entitled to indemnification by the Company hereunder (including without limitation reasonable attorneys' fees and disbursements) shall, to the maximum extent permitted by law, be advanced by the Company prior to the final disposition of such claim, upon receipt of a written undertaking by or on behalf of such Indemnitee to repay the advanced amount of such expenses unless it is determined ultimately that the Indemnitee is entitled to indemnification by the Company under Section 14.4(a).

                  (d) The indemnification provided in this Section 14.4 is for the benefit of the Indemnitees and shall not be deemed to create any right to indemnification for any other Persons.

         SECTION 14.5 OFFICERS.

                  (a) Appointment and Tenure.

                           (i) The Management Committee may, from time to time,
                  designate officers of the Company to carry out the day-to-day business of the Company.

                           (ii) The officers of the Company shall be comprised
                  of one or more individuals designated from time to time by the Management Committee. No officer need be a resident of the State of Delaware. Each officer shall hold his office(s) for such terms and shall have such authority, exercise such powers and perform such duties as shall be determined from time to time by the Management Committee. Any number of offices may be held by the same individual.

                           (iii) The officers of the Company may include a
                  chairman, vice chairman, a secretary, a treasurer and a controller. The Management Committee may also designate one or more assistant secretaries and assistant treasurers. The Management Committee may designate such other officers and assistant officers and agents as the Management Committee shall deem necessary.

                  (b) REMOVAL. Any officer or agent may be removed as such at any time by the Management Committee, either with or without cause, in the discretion of the Management Committee.

                  (c) CHAIRMAN. The Chairman shall preside at all meetings of the Management Committee and shall have such power and authority as may be from time to time conferred upon him by the Management Committee. He may sign on behalf of the Company any contacts, agreements, bonds and mortgages and any applications or other documents to be filed with governmental authorities which the Management Committee has authorized to be signed on behalf of the Company and shall endeavor to see that all orders, directives and policies of the Management Committee are carried out.

                  (d) VICE CHAIRMAN. In the absence of the Chairman or in the event of his inability or refusal to act, the Vice Chairman shall perform the duties of the Chairman, and when so acting shall have the powers of and be subject to all restrictions imposed upon the Chairman. The Vice Chairman shall also perform such other duties as the Management Committee may from time to time prescribe. If the Chairman is a Representative of one of the ANR Subs, then the Vice Chairman shall be a representative of Leviathan Deepwater, and vice versa.

                  (e) SECRETARY. The Secretary shall attend all meetings of the Management Committee and record, or cause to be recorded, all proceedings of the meetings in a book to be kept for that purpose. If requested by a Representative, he shall give, or cause to be given, notice of all special meetings of the management Committee. The Secretary shall also perform such other duties as the Management Committee may from time to time prescribe.

                  (f) TREASURER. The Treasurer shall be responsible for advising the Management Committee concerning the custody and utilization of the Company's funds and securities and records with respect thereto. The Treasurer shall also perform such other duties as the Management Committee may from time to time prescribe.

                  (g) CONTROLLER. The Controller shall be responsible for advising the Management Committee concerning the maintenance of adequate accounting records and concerning internal auditing procedures. The Controller shall also perform such other duties as the Management Committee may from time to time prescribe.

         SECTION 14.6 MANAGEMENT COMMITTEE DEADLOCKS. If any matter or proposal is brought before the Management Committee which is to be decided by a Majority in Interest and a Majority in Interest does not vote for or against such matter or proposal, any Member, by written notice to all the other Members given within 10 days after the initial vote on such matter or proposal, may call a meeting of the Management Committee to reconsider such matter or proposal, such meeting to be held when, where and as reasonably specified in said notice, but not less than 15 days nor more than 25 days after the date of such Management Committee vote. If such meeting is called and held as herein provided and a Majority in Interest does not vote for or against such matter or proposal, then any Member may within 10 days thereafter submit the matter to arbitration in accordance with Sections 14.7 through 14.14. If no Member calls such a meeting within the first 10 day period after the second meeting, no Member shall thereafter have any right to request arbitration regarding such matter or proposal.

         SECTION 14.7 INITIATION OF PROCEEDINGS. Any Member wishing to submit a matter or proposal to arbitration as permitted by this Article XIV shall do so by giving written notice of arbitration to the other Members and the Company. The Member initiating arbitration shall also simultaneously file duplicate copies of its notice of arbitration with any regional office of the AAA, together with the appropriate fee as provided in the AAA's administrative fee schedule. The initiating Member shall state in its notice of arbitration the regional office of the AAA it has selected and thereafter all communications with the AAA regarding the arbitration proceedings shall be directed to such office unless the AAA directs otherwise. The notice of arbitration shall contain a brief description of the nature of the dispute to be arbitrated and the remedy or resolution sought by the Member initiating arbitration. Such notice may also contain a request that the dispute be arbitrated by a panel of three arbitrators. If no such request is contained in the notice, it shall be presumed that the Member seeking arbitration desires the dispute to be determined by a single arbitrator.

         SECTION 14.8 RESPONSES. Each of the other Members shall, within 20 days from the date of mailing of the notice of arbitration, file with each of the other Members, the Company and the AAA a response in which it states its view regarding the dispute to be arbitrated and the remedy or resolution it desires. Such response may also include a request that the dispute be determined by a panel of three arbitrators. If any of the Members indicate their desire to have the dispute determined by a panel of three arbitrators, it shall be so determined. Otherwise, the dispute shall be determined by a single arbitrator.

         SECTION 14.9 SELECTION OF ARBITRATORS. As soon as practical after the expiration of the 20 day period beginning upon the date of mailing of the initiating Member's notice of arbitration, the AAA shall compile a list of available arbitrators competent and qualified to determine the dispute as described in the notice of arbitration and the responses thereto. If the Members have elected, in accordance with Section 14.8, to have the dispute determined by a panel of three arbitrators, the list shall be composed of seven (7) names and if the Members have elected to have the dispute determined by a single arbitrator, the list shall be composed of five (5) names. The AAA shall also, at the same time, by lot, rank the Members in numerical order, and shall thereupon forthwith transmit the list simultaneously to the Members and inform them of the order in which it has ranked them. Unless all of the Members shall beforehand agree to a different time or place, or both, they shall meet at the principal office of the Company at 10:00 A.M. prevailing time on the seventh Business Day after the date of mailing of the AAA's list of arbitrators and notice of ranking. At such time, they shall each, one by one, in accordance with the ranking determined by the AAA, strike a name from the list submitted by the AAA until each Member has struck two (2) names. The three (3) or the one (1) remaining, as the case may be, when such process of striking has been completed, shall be the arbitrators or arbitrator to arbitrate and determine the dispute. If any of the arbitrators so selected declines or for any reason fails to serve, the AAA shall forthwith furnish the Members a second list of additional available arbitrators competent and qualified to determine the dispute, such list to contain five (5) names plus the names of as many individuals as there are vacancies to fill because of the failure to serve of previously selected arbitrators. The parties shall thereupon again, in accordance with the ranking determined by the AAA, one by one, in turn, strike names from the list. The individuals or individual whose names or name remain on the list upon the completion of such striking shall, together with any arbitrators previously chosen in the case of a dispute to be determined by a panel of three (3) arbitrators, be the arbitrators to arbitrate and determine the dispute. This procedure shall be repeated until one (1) or three (3) arbitrators, as the case may be, who are willing and able to serve have been selected. If any of the Members at any point fails to participate in the procedure hereinabove established to select arbitrators, the AAA shall forthwith eliminate the appropriate number of names from the list of arbitrators for each Member not so participating.

         SECTION 14.10 LOCATION. Within 10 days of the mailing to the Members by the AAA of notification that the one or all three of the arbitrators, as the case may be, selected as above provided is or are willing and able to serve, the Members may mutually agree upon the locale where the arbitration is to be held. If the locale is not designated within such period, the AAA shall have the power to determine the locale and its decision shall be final and binding; provided, however, that if within the 10 days, one Member files a written request with the AAA and each of the other Members that the hearing be held in a specific locale and no other Member so files an alternate request, the arbitration proceedings shall be conducted at the locale requested

         SECTION 14.11 RULES. Except as specifically herein provided for, all arbitration proceedings under this Article XIV shall be conducted in accordance with the Commercial Arbitration Rules of the AAA, as then amended and in effect; and such rules shall be interpreted and applied and questions retarding the arbitration process not resolved under such rules shall be determined in accordance with the Uniform Arbitration Act, as enacted in the State of Delaware.

         SECTION 14.12 LIMITATIONS ON ARBITRATION. Except with respect to the matters specified in Section 14.6, no Member shall have the right to demand arbitration with respect to any dispute, difference or question arising between any of the Members themselves or any Member and the Company as to the meaning or interpretation of any provision of this Agreement or as to the performance by any Member or the Company of its obligation hereunder, whether before or after the termination of this Agreement, or as to any matter whatsoever.

         SECTION 14.13 EFFECT OF AWARD. Upon any decision with respect to any matter referred to arbitration pursuant to the provisions of this Article XIV, each Member and the Company shall use its best efforts and take all such steps as may be within its power to ensure that the matter determined by arbitration is carried out as if it had received the appropriate approval of the Management Committee. The Members agree that judgment on the arbitration award may be entered by any court of competent jurisdiction.

         SECTION 14.14 COMPANY ADMINISTRATION. The Members select LOC as Administrator of the Company. Contemporaneously with the execution of this Agreement, the Company has executed and delivered an administrative service agreement (the "Administrative Agreement") to LOC. The Administrator may not be removed, and the Administrative Agreement may not be terminated or amended, except pursuant to the terms of the Administrative Agreement. If the Administrative Agreement is terminated or if LOC is removed as Administrator, the Management Committee shall (i) select ANR as the new Administrator, subject to ANR's written consent, and (ii) enter into a new Administrative Agreement with ANR with terms and conditions agreeable to both ANR and the Management Committee.

                                   ARTICLE XV
                      MANAGEMENT OF OPERATING SUBSIDIARIES

         SECTION 15.1 OPERATING SUBSIDIARY MANAGEMENT COMMITTEES. Each Operating Subsidiary shall be managed, in accordance with the constitutive documents of such Operating Subsidiary, by a management committee, each such management committee to be composed of one (1) representative from each Member, which representative shall have the right to vote such Member's Sharing Ratio on all matters to be decided by such management committee. The same representative may represent more than one Member.

                                  ARTICLE XVI
              DISPOSITIONS AND ENCUMBRANCES OF MEMBERSHIP INTERESTS

         SECTION 16.1 DISPOSITIONS AND ENCUMBRANCES OF MEMBERSHIP INTERESTS.

                  (a) A Disposition or Encumbrance of all or any portion of a Membership Interest may be effected only in strict accordance with the provisions of this Section 16.1. Any attempted Disposition or Encumbrance by a Member of a Membership Interest other than in strict accordance with this Section 16.1 is void, and the Company shall not recognize it. The Members agree that a breach of the provisions of this
         Section 16.1 may cause irreparable injury to the Company and to the other Members for which monetary damages (or other remedy at law) are inadequate in view of (i) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Member to comply with such provision and (ii) the uniqueness of the Company business and the relationship among the Members. Accordingly, the Members agree that the provisions of this
         Section 16.1 may be enforced by specific performance.

                  (b) Except as permitted by Section 16.2, a Member may Dispose of its Membership Interest only if:

                           (i) the Disposition would not allow any creditor of
                  the Company or an operating Subsidiary to call, accelerate or otherwise alter the terms or conditions of any indebtedness of the Company or an Operating Subsidiary;

                           (ii) the Disposing Member's assignee enters into an
                  amendment to this Agreement or other Document acceptable in form and substance to the Management Committee whereby the assignee agrees to be bound by the terms of this Agreement;

                           (iii) the Disposition is pursuant to an applicable
                  exemption from registration under the Securities Act of 1933, as amended, and other applicable securities laws;

                           (iv) unless unanimously consented to by the
                  Management Committee, such disposition does not result in a termination of the Company for federal income tax purposes under section 708(b)(1)(B) of the Code, or cause the Company to be treated as a corporation under the Code; and

                           (v) the Disposition consists of equal percentages of
                  the Disposing Member's Capital Accounts and Sharing Ratio.

                  (c) If a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is required in connection with the Disposition by a Member of any of its Membership Interest, which filing would not be required if the transfer of such Membership Interest were instead accomplished by a change in control of the Disposing Member, then the Disposing Member may not effect such Disposition of its Membership Interest except with the unanimous consent of the Management Committee.

                  (d) Notwithstanding any contrary provision contained in this Agreement, no Member shall dispose of such Member's rights or obligations arising from or related to this Agreement, the Company or any interest therein if such disposition would result in the violation of the Act or any other laws. Any such attempted Dispositions are void ab initio.

         SECTION 16.2 PERMITTED DISPOSITIONS AND ENCUMBRANCES. Nothing contained in this Agreement other than Section 16.1 (b)(iv) shall prevent:

                  (a) The Disposition by any Member of any of its right, title and interest in the Company (including indebtedness thereof) if such right, title and interest is transferred to another Person which is an Affiliate of the transferor pursuant to (a) a statutory merger or consolidation or (b) a sale of all or substantially all of the assets of the transferor provided that such Affiliate assumes by operation of law or express agreement with the Company (in form and substance satisfactory to the Management Committee) all of the obligations of the transferor under this Agreement and that no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the Member are assumed by the successor Person by operation of law) shall relieve the transferor of its obligations under this Agreement without the unanimous approval of the Management Committee. Upon such transfer such Affiliate shall be admitted as a Member in substitution of the Member which was the transferor.

                  (b) An Encumbrance (and any transfer made in foreclosure or other enforcement of such Encumbrance) in all or any portion of a Member's right, title or interest in the profits and surplus of the Company or in any indebtedness of the Company or an Operating Subsidiary under any Encumbrance executed by or binding upon such Member, provided that such assignee, pledgee, trustee or other transferee shall not have any voice in the management of the Company as a result of any such transfer.

                                  ARTICLE XVII
                          RESIGNATION, BANKRUPTCY, ETC.

         SECTION 17.1 COVENANT NOT TO WITHDRAW. No Member has the right to, and each Member agrees that it will not, resign, retire or withdraw from the Company as a Member without the prior unanimous consent of the Management Committee.

         SECTION 17.2 AFFECTED MEMBER.

                  (a) If any Member ceases to be a Member other than in connection with the transfer of all that Member's Membership Interest and the admission of the transferee as a Member as permitted by Article XVI, or remains a Member after becoming a Bankrupt Member (the "Affected Member"), the Company shall have the option, exercisable by notice from the other Members who are not Affiliates of the Affected Member (the "Other Members") to the Affected Member at any time prior to the 90th day after receipt of notice of the occurrence of the event causing it to become an Affected Member, to buy (or to designate another Person to buy), and on the exercise of this option the Affected Member shall sell, its interests in the Company (the "Interest").

                  (b) The purchase price shall be an amount equal to the fair market value of the Interest determined by agreement by the Affected Member and the Other Members, taking into account any sums owed to the Affected Member by the Company or by the Affected Member to the Company; however, if those persons do not agree on the fair market value on or before the 30th day following the exercise of the option, then the Other Members shall, by notice to the Affected Member on or before the fifth day after the expiration of such 30-day period, initiate the determination of fair market value by an independent appraiser. Such notice shall designate five appraisal firms recognized in the United States. The Affected Member shall select one of such appraisal firms within 20 days after receipt of such notice. Each of the Affected Member and the Other Members shall submit a proposed fair market value to the appraisal firm, together with any supporting documentation it deems appropriate, within 30 days after selection of the appraisal firm. The appraisal firm shall determine the fair market value by selection of one of the proposed fair market values submitted (and shall have no authority beyond selection of one of such proposals) as promptly as possible (and in any event on or before the 30th day after submittal of the competing proposals). The Affected Member and the Company each shall pay one-half of the costs of the appraisal. The closing of the acquisition of the Interest contemplated hereunder shall be consummated at a closing held at the principal offices of the Company on or before the 60th day after the determination of the fair market value of the Interest but effective at the end of the calendar month occurring on or immediately prior to such closing. The purchaser shall pay the fair market value as so determined in cash at the closing. At the closing, the Affected Member shall deliver to the Company or its designee such transfer documentation reasonably acceptable to the Company or such designee as shall be required to evidence the transfer of such Interest, free and clear of all liens and encumbrances, except those created under this Agreement.

                  (c) The payment to be made to the Affected Member under this
         Section 17.2 is in complete liquidation and satisfaction of all the rights and interest of the Affected Member (and of all persons claiming by, through, or under the Affected Member) in and in respect of the Company and any rights against the Company and (insofar as the affairs of the Company are concerned) against the Members, and constitutes a compromise to which all Members have agreed pursuant to
         Section 18-502(b) of the Act.

                  (d) If an event requiring a winding up of the Company occurs before the purchase price for the Interest is determined under Section 17.2(b), then the purchase and sale shall not occur. Instead, the Affected Member or its successors shall be entitled to receive in the liquidation of the Company the same amount that person would have received had the Affected Member continued to be a Member or not become a Bankrupt Member.

                                 ARTICLE XVIII
                           DISSOLUTION OF THE COMPANY

         The happening of any one of the following events shall work an immediate dissolution of the Company:

                  (a) the unanimous written consent of the Members; or

                  (b) any other event causing dissolution as described in
         section 18-801 (a)(4) or (5) of the Act.

                                  ARTICLE XIX
                    WINDING UP AND TERMINATION OF THE COMPANY

         SECTION 19.1 LIQUIDATOR. If the Company is dissolved and wound up for any reason, a liquidator (the "Liquidator") shall commence to wind up the affairs of the Company and to liquidate and sell its assets. The Management Committee shall serve as the Liquidator. The Liquidator shall have full right and discretion to determine the time, manner and terms of sale or sales of Company property pursuant to such liquidation having due regard to the activity and condition of the relevant market and general financial and economic conditions. The Liquidator appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto or their legal representatives or successors in interest, all of the powers conferred upon the Management Committee under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder, for and during such period of time, not to exceed two years after the date of dissolution of the Company, as shall be reasonably required in the good faith judgment of the Liquidator to complete the liquidation and dissolution of the Company as provided for herein, including, without limitation, the following specific powers:

                  (a) The power to continue to manage and operate any business of the Company during the period of such liquidation or dissolution proceedings, excluding, however, the power to make and enter into contracts that may extend beyond the period of liquidation.

                  (b) The power to make sales and incident thereto to make deeds, bills of sale, assignments and transfers of assets and properties of the Company; provided, that the Liquidator may not impose personal liability upon any of the Members under any such instrument.

                  (c) The power to borrow funds as may, in the good faith judgment of the Liquidator, be reasonably required to pay debts and obligations of the Company or operating expenses, and to execute and/or grant deeds of trust, mortgages, security agreements, pledges and collateral assignments upon and encumbering any of the Company properties as security for repayment of such loans or as security for payment of any other indebtedness, of the Company; provided, that the Liquidator shall not have the power to create any personal obligation on any of the Members to repay such loans or indebtedness other than out of available proceeds of foreclosure or sale of the properties or assets as to which a lien or liens are granted as security for payment thereof.

                  (d) The power to settle, release, compromise or adjust any claims asserted to be owing by or to the Company, and the right to file, prosecute or defend lawsuits and legal proceedings in connection with any such matters.

         SECTION 19.2 RESERVES. After making payment or provision for payment of all debts and liabilities of the Company and all expenses of liquidation, the Liquidator may set up, for a period not to exceed the two (2) year period set forth in Section 19.1, such cash reserves as the Liquidator may deem reasonably necessary for any contingent liabilities or obligations of the Company. Upon the satisfaction or other discharge of such contingency, the amount of the reserves not retired, if any, will be distributed in accordance with this Article.

         SECTION 19.3 LIQUIDATION DISTRIBUTIONS. Upon the winding up and termination of the business and affairs of the Company, its assets (other than cash) shall be sold and its liabilities and obligations to creditors and all expenses incurred in its liquidation shall be paid (either by payment or the making of reasonable provision for payment). Thereafter, the net proceeds from such sales (after deducting all selling costs and expenses in connection therewith), together with (at the expiration of the two-year period set forth in
Section 19.1) the balance and reserve account referred to in Section 19.2 above, shall be distributed among the Members in accordance with their respective positive balances in their 704(b) Capital Accounts.

         SECTION 19.4 ACCOUNTING. Within a reasonable time following the completion of the liquidation of the Company's properties, the Liquidator shall supply to each of the Members a statement prepared by the Certified Public Accountants that shall set forth the assets and the liabilities of the Company as of the date of complete liquidation, each Member's pro rata portion of distributions pursuant to Section 19.3 and the amount retained as reserves by the Liquidator pursuant to Section 19.2.

         SECTION 19.5 ONLY RECOURSE TO COMPANY ASSETS. Each holder of an interest in the Company shall look solely to the assets of the Company for all distributions with respect to the Company and its Capital Contribution thereto (including the return thereof) and share of profits or losses thereof, and shall have no other recourse therefor (upon dissolution or otherwise) against the Company, the Management Committee or the Liquidator. No holder of an interest in the Company shall have any right to demand or receive property other than cash upon dissolution and termination of the Company.

         SECTION 19.6 TERMINATION. Upon the completion of the liquidation of the Company and the distribution of all Company funds, the Company shall terminate and the Liquidator shall (and is hereby given the power and authority to) execute, acknowledge, swear to and record all documents required to effectuate the dissolution and termination of the Company. No Member shall be required to restore any deficit balance existing in any of its Capital Accounts upon the liquidation and termination of the Company provided that such Member has made all Capital Contributions that it has agreed to make as contemplated by this Agreement.

                                   ARTICLE XX
                                     NOTICES

         To be effective, all notices and demands under this Agreement must be in writing (including telex, facsimile, telecopier or similar writing) and sent to the addresses of the Members or their respective assigns set forth on the signature pages hereof. Notices delivered in accordance with the foregoing shall be deemed to have been given made and effective upon receipt. Any Member or his assignee may designate a different address to which notices or demands shall thereafter be directed by written notice given in the manner hereinabove required and delivered to the Company at its principal office as hereinabove, set forth. Notice to all the Members shall be deemed to be notice to the Company.

                                  ARTICLE XXI
                             AMENDMENT OF AGREEMENT

         This Agreement may be modified or amended from time to time solely by the written agreement of the Members holding Membership Interests representing 100% of the Sharing Ratios.

                                  ARTICLE XXII
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         Each Member hereby represents and warrants to the other Members that
(i) it is duly organized and validly existing in the jurisdiction of its organization, with full power and authority to enter into and perform its obligations under this Agreement; (ii) it has validly executed this Agreement, and upon delivery this Agreement shall be a binding obligation of such party, enforceable against such party in accordance with its terms; and (iii) its entry into this Agreement and the performance of its obligations hereunder will not require the approval of any governmental body or regulatory authority and will not violate, conflict with or cause a default under any of its organizational documents, any contractual covenant or restriction by which such party is bound, or any applicable law, regulation, rule, ordinance, order, judgment or decree.

                                 ARTICLE XXIII
                                  MISCELLANEOUS

         SECTION 23.1 NO PARTITION. The Members agree that the Company properties are not and will not be subject to or otherwise suitable for partition. Accordingly, each Member hereby irrevocably waives any and all rights that it may have to maintain any action for partition of any Company property.

         SECTION 23.2 ENTIRE AGREEMENT. This Agreement, and the additional documents and agreements executed in connection herewith or referred to herein and therein, constitute the entire agreement among the parties hereto with respect to the subject matter hereof. They supersede any prior agreement or understandings among them, and this Agreement may not be modified or amended in any manner other than as set forth herein.

         SECTION 23.3 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

         SECTION 23.4 BINDING EFFECT. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

         SECTION 23.5 CONTEXT. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

         SECTION 23.6 CAPTIONS. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

         SECTION 23.7 EFFECT OF INVALID PROVISION. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

         SECTION 23.8 COUNTERPART EXECUTION. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. It shall not be necessary for all Members to execute the same counterpart hereof.

         SECTION 23.9 LAWS AND REGULATORY BODIES. This Agreement and the obligations of the Partners hereunder are subject to all applicable laws, rules, orders and regulations of governmental authorities having jurisdiction and in the event of conflict, said laws, rules, orders and regulations of governmental authorities having jurisdiction shall control. If, as a result of any transaction (including but not limited to any acquisition) entered into in connection with the formation of the Company, any regulatory agency (including but not limited to FERC or FTC) or court of competent jurisdiction seeks or orders divestiture or sale of any pipeline assets or interests, the Members agree that any such divestiture or sale will be satisfied solely through (i) divestiture or sale of the pipeline assets held at such time by one or more Operating Subsidiaries or (ii) divestiture or sale of a portion of the Membership Interest held by the Members; provided, that in the case of (ii) above, the portion of Membership Interest sold or divested by Leviathan Deepwater will equal the total amount of Membership Interests sold or divested by the ANR Subs in the aggregate, and vice versa. In no event shall the Company, any Member or any Affiliate of any Member be required to litigate with any regulatory agency to oppose such divestiture or sale. In no event shall any Member or any Affiliate of any Member be required by any other Member to divest or sell any ownership interest in any pipeline other than those owned by the Operating Subsidiaries to resolve any investigation, litigation or regulatory proceeding arising out of the formation of the Company. The Members agree to work cooperatively to resolve any agency investigation or other regulatory proceeding and agree to share the reasonable costs of any third party experts or consultants retained to assist in resolving such investigation or proceeding. The Members will equally share any gain or loss arising from any divestiture or sale of assets of the Company or the Operating Subsidiaries undertaken to resolve or prevent any agency investigation, litigation or regulatory proceeding.

         SECTION 23.10 BUSINESS OPPORTUNITY. Participation in the Company shall not in any way restrain any Member or its Affiliates or any officers, directors, shareholders, members, employees, agents or other representatives of any of them in other present or future business activities, opportunities, transactions, Ventures or other arrangements of any nature or description, whether or not any such activity is competitive with the business of the Company or any of the Company's Affiliates, or in any way preclude or restrict any of them from entering into a joint venture, partnership or other business arrangement with the Company. None of any Member or any Member's Affiliates or any officers, directors, shareholders, members, employees, agents or other representatives of any of them shall under any circumstances be obligated or bound to offer or present to the Company any business opportunity offered to such Person as a prerequisite to the acquisition of or investment in such business opportunity by any of them. Other than for tax purposes, nothing herein is intended to create a partnership, joint venture, agency or other relationship creating fiduciary or quasi-fiduciary duties or similar duties and obligations or subject the Members to joint and several or vicarious liability or to impose any duty, obligation or liability that would arise therefrom with respect to any or all of the Members.

         SECTION 23.11 ENTITLEMENT TO CERTIFICATES. Every owner of a Membership Interest in the Company, unless and to the extent the Company elects otherwise, shall be entitled to have a certificate, in such form as is approved by the Company and conforms with applicable law, certifying the Membership Interest owned by it. Further, subject to the other provisions of this Agreement, for purposes of providing for transfer of, perfecting a security interest in, and other relevant matters related to, a Membership Interest, the Membership Interest shall be deemed to be a "security" subject to the rules set forth in Chapters 8 and 9 of the Texas Uniform Commercial Code and any similar Uniform Commercial Code provision adopted by the States of New York or Delaware or any other relevant jurisdiction.

            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and in the year first above written.

Address:                                  American Natural Offshore Company
500 Renaissance Center                    By: /s/ WILLIAM L. JOHNSON
Detroit, Michigan 48243                      ----------------------------------
Telephone: (313) 496-2194                 Name:   William L. Johnson
FAX: (313) 496-3299                       Title:  Senior Vice President

Address:                                  Texas Offshore Pipeline System, Inc.
500 Renaissance Center                    By: /s/ WILLIAM L. JOHNSON
Detroit, Michigan 48243                      ----------------------------------
Telephone: (313) 496-2194                 Name:   William L. Johnson
FAX: (313) 496-3299                       Title:  Senior Vice President

Address:                                  Unitex Offshore Transmission Company
500 Renaissance Center                    By: /s/ WILLIAM L. JOHNSON
Detroit, Michigan 48243                      ----------------------------------
Telephone: (313) 496-2194                 Name:   William L. Johnson
FAX: (313) 496-3299                       Title:  Senior Vice President

Address:                                  ANR Western Gulf Holdings, L.L.C.
500 Renaissance Center                    By: /s/ WILLIAM L. JOHNSON
Detroit, Michigan 48243                      ----------------------------------
Telephone: (313) 496-2194                 Name:   William L. Johnson
FAX: (313) 496-3299                       Title:  Senior Vice President


Address:                                  Leviathan Deepwater, L.L.C.
1001 Louisiana-Suite 2600                 By: /s/ T. DARTY SMITH
Houston, Texas 77002                         ----------------------------------
Telephone: (713) 420-2131                 Name:   T. Darty Smith
FAX: (713) 420-5472                       Title:  Vice President

                                    Exhibit A
                                       To
                       Limited Liability Company Agreement
                                       Of
                           Deepwater Holdings, L.L.C.

         The Sharing Ratios of the Members of Deepwater Holdings, L.L.C. are as follows:

         Member                                                 Sharing Ratio
         ------                                                 -------------
         Leviathan Deepwater, L.L.C................................50.000%
         American Natural Offshore Company.........................14.819%
         Texas Offshore Pipeline System, Inc.......................14.819%
         Unitex Offshore Transmission Company.......................2.717%
         ANR Western Gulf Holdings, L.L.C..........................17.645%

         Total....................................................100.000%